Exhibit 99.1
EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into effective as of the 21st day of March, 2008 (“Effective Date”), by and between First United Ethanol, LLC, a Georgia limited liability company (“FUEL”) and Murray L. Campbell, a resident of the State of Georgia (“Executive”).
WHEREAS, the parties acknowledge that FUEL was formed for the purpose of developing a project to build and operate a 100 million gallon dry mill corn-processing ethanol plant in Mitchell County, Georgia near Camilla (the “Business of FUEL”); and
WHEREAS, the parties agree and acknowledge the Business of FUEL is a highly competitive one, both inside of and outside the state of Georgia; and
WHEREAS, the parties agree and acknowledge FUEL has, is and will likely continue to develop valuable confidential techniques and valuable proprietary and confidential information, forms and methods for use in the Business of FUEL; and
WHEREAS, Executive agrees and acknowledges that Executive will have access to said valuable techniques and employ said valuable proprietary and confidential information, forms and methods in earning income in the employ of FUEL; and
WHEREAS, the parties further agree and acknowledge that Executive’s position is one of considerable responsibility and requires considerable experience and requires Executive to develop and maintain good relationships with FUEL’s: (i) suppliers and potential suppliers, (ii) customers and potential customers and (iii) employees, and that FUEL will incur substantial time and expense to replace an employee who has the experience and relationships of Executive; and
WHEREAS, as a condition of employment and continued employment of Executive by FUEL, the parties mutually agree that confidentiality is required in connection with the Business of FUEL and in connection with the identity of FUEL’s suppliers and customers, and that accordingly, it is vital that FUEL be protected from direct or indirect competition from Executive during his employment and for a reasonable period of time thereafter; and
WHEREAS, FUEL and Executive now desire to provide for the employment of Executive by FUEL, after the effective date of this Agreement, upon the terms and conditions set forth in this Agreement.
NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT
1. Employment and Duties. Effective as of the Effective Date, FUEL will employ Executive and Executive will accept such employment upon the terms and conditions set forth in this Agreement. Employee shall be the Chief Executive Officer for FUEL and shall report directly to the Board of Directors. Executive shall devote substantially his entire time and attention to the Business of FUEL. In so doing, Executive agrees to contribute his best skills and services at all times for the business and benefit of FUEL. FUEL acknowledges and recognizes that Executive maintains an ongoing farming concern. Executive shall be allowed to devote a reasonable amount of time in maintaining this farming operation, so long as such activities do not interfere with his performance of his duties to FUEL. Executive hereby represents and confirms that he is under no contractual or legal commitment that would prevent him from fulfilling his duties and responsibilities as set forth in this Agreement. During his employment with FUEL, Executive may participate in charitable activities and personal investment activities to a reasonable extent. He may serve as a director of business and civic organizations as approved by the Board of Directors, so long as such activities do not interfere with the performance of his duties and responsibilities hereunder. Executive may participate in other business activities that do not otherwise interfere with his duties under this Agreement with the prior consent of the Board of Directors.
2. Term and Termination of Employment. The term of Executive’s employment under this Agreement shall commence on the Effective Date of this Agreement and shall continue thereafter until terminated as follows:
a. FUEL may terminate this Agreement without Cause by notifying Executive of such termination at least 90 days in advance of the effective date of such termination. FUEL may terminate this Agreement for Cause at any time without prior notice to Executive. For purposes of this Agreement, the term “Cause” shall mean any of the following:
i.	a material breach of this Agreement;

ii.
conviction of a crime, guilty plea, or plea of nolo contendere to a felony involving fraud, dishonesty, or moral turpitude, the determination of which shall be determined by FUEL at its sole discretion;

iii.
Employee’s repeated refusal to perform employment duties reasonably requested by FUEL after thirty (30) days written notice of such failure to perform, such notice specifying that the failure constitutes cause;

iv.	fraud or embezzlement;

v.	gross misconduct or gross negligence in connection with the Business of FUEL; or,

vi.	use of illegal drugs or chronic alcohol abuse by Employee or Employee’s use or being under the influence of alcohol or drugs while on or in possession of FUEL property.
b. This Agreement shall automatically terminate upon the death or permanent disability (as determined in good faith by FUEL’s Board of Directors) of Executive.
c. Executive may terminate this Agreement by notifying the Board of Directors of such termination at least 90 days in advance of the effective date of such termination.
Except as provided herein, all of Executive’s right to compensation and other benefits hereunder shall terminate upon the date his employment terminates, except: (1) as may be mandated by law with respect to health insurance or other benefits, and (2) as to accrued and unpaid vacation benefits.
3. Position and Duties. Executive shall be appointed as the Chief Executive Officer of FUEL and shall have the authority, duties, and responsibilities commensurate and consistent with such position and title and as designated by the Board of Directors from time to time, including, without limitation, (a) budgeting, managing and controlling regional, departmental or office-specific expenditures, as applicable; (b) planning, developing and implementing strategy for operational management and development so as to meet such performance plans, budgets and timescales as may be adopted by the Board; (c) establishing and maintaining appropriate systems for measuring key aspects of operational management and development; and (d) monitoring, measuring and reporting on operational issues; and (e) ensuring compliance with any relevant requirements for quality management, health and safety, legal stipulations, and general duties of care. As Chief Executive Officer, Executive shall be the most senior executive officer of FUEL and will, subject to the supervision of the Board of Directors, have discretion and authority to manage and direct the day-to-day affairs and operations of FUEL, to direct the strategic direction of FUEL, and to hire and terminate the employment of employees of FUEL. Executive will report to the Board of Directors and perform such other duties and responsibilities as the Board of Directors shall assign to him from time to time consistent with his position. All staff and other functions and all operations of FUEL will report directly or indirectly (through a subordinate of Executive who reports directly or indirectly to Executive) to Executive, unless the Board of Directors concludes in good faith that a direct reporting relationship to the Board of Directors with respect to any staff or function is required by applicable law or written policies of FUEL, or is reasonably necessary to fulfill its fiduciary obligations to FUEL.

4. Compensation.
a. Base Salary. For all services rendered by Executive to FUEL hereunder, Executive shall be paid an annual base salary of One Hundred Seventy Five Thousand Dollars ($175,000.00), which base salary payments shall be paid in accordance with FUEL’s payroll policies and procedures as established from time to time. During each year after the first year of Executive’s employment hereunder, the Board of Directors or the Compensation Committee of the Board of Directors (the “Committee”), as applicable, will conduct an annual performance review of Executive and thereafter establish Executive’s base salary for the upcoming year.
b. Annual Performance Bonus. Beginning one year from the Effective Date of this Agreement, for each full or partial fiscal year Executive is employed by FUEL hereunder, Executive shall be eligible for a performance bonus. Such bonus may be up to 20% of Executive’s annual base salary for such fiscal year, and will be based upon achievement of certain profitability and operational efficiencies relative to the industry and such other objective criteria that the Committee may, at least annually and from time to time, determine. Achievement by Executive of the objectives for each fiscal year will be determined in good faith by the Chief Executive Officer, as applicable, in his sole discretion, within 60 days after the end of each year; and the annual performance bonus will be paid in a lump sum promptly following such determination.
c. Employee Benefits. While Executive is employed by FUEL hereunder, Executive will be entitled to participate in all employee benefit plans and programs of FUEL, including without limitation, a 401(k) plan, and medical, life, and disability insurance plans, to the extent FUEL offers such plans to its executive officers, in its sole discretion, and to the extent that Executive meets the eligibility requirements of each individual plan or program as generally applicable to other executive officers of FUEL; provided, however, that except as herein otherwise provided FUEL provides no assurance as to the adoption or continuance of any particular employee benefit plan or program and Executive’s participation in such plan or program is subject to the provisions, rules and regulations generally applicable to other executive officers of FUEL.
d. Expenses. While Executive is employed by FUEL hereunder, FUEL will reimburse Executive for reasonable and necessary out-of-pocket business, travel and entertainment expenses incurred by him in the performance of his duties and responsibilities hereunder, subject to FUEL’s policies and procedures for expense verification and documentation in effect from time to time.
e. Vacation. While Executive is employed by FUEL hereunder, Executive shall be entitled to paid vacation time off in accordance with the vacation policies of FUEL as are in effect from time to time, provided that Executive shall be entitled to at least 1 week paid vacation per calendar year.

f. Consulting Agreement. FUEL and the Executive entered into a Project Development and Consulting Agreement in April, 2006. A true and exact copy of the Consulting Agreement is hereto attached and incorporated by reference. This Consulting Agreement will remain in full force and effect upon execution of this Agreement.
5. Confidential Information.
a. For purposes of this Agreement, (1) “Confidential Information” shall mean any information, other than Trade Secrets (as defined herein), that is of tangible or intangible value to FUEL and is not generally known by or available to the competitors of FUEL, including, but not limited to, (a) future business plans, licensing strategies, and advertising campaigns; (b) information regarding executives and employees; (c) the terms and conditions hereof; (c) any data or information defined herein as a Trade Secret, but which is not a “trade secret” under applicable law; (d) designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of FUEL; (e) any customer of supplier lists of FUEL including special terms with suppliers or customers or any other information relative to any past, present or prospective customers; (f) any confidential, proprietary or secret development or research work of FUEL; (g) any strategic or other business, marketing or sales plans of FUEL; (h) the content of all manuals, memoranda, production statements, sales records, business methods, systems and forms, production records, billing rates, cost rates, employee salaries and work histories, mailing lists, processes, inventions, formulas, job production and cost records; and (vii) any other confidential or proprietary information or secret aspects of the business of FUEL; (2) “Trade Secrets” shall mean all information, designs, processes, procedures, formulas or improvements that are valuable and secret (in the sense that such is not generally known to competitors of FUEL) and which fall within the definition of a “trade secret” under applicable law; (3) “Non-Competition Period” shall mean the Term of this Agreement and the twelve (12) month period following any expiration or termination of this Agreement; and, (4) “Competitive Business” shall mean any business engaged in the production, marketing or sale of ethanol or other biofuels or otherwise conducts the Business of FUEL.
b. Executive hereby covenants and agrees that, as to Confidential Information, at all times during the Non-Competition Period, and as to Trade Secrets, for such time as the same shall constitute a “trade secret” under applicable law, Executive will not, other than as necessary or appropriate in connection with his provision of services to FUEL hereunder or in the conduct of the business of FUEL, either directly or indirectly, use, distribute, sell, license, transfer, assign, disclose, appropriate or otherwise communicate any Trade Secrets or Confidential Information to any person or entity, nor shall Executive make use of any such Trade Secrets or Confidential Information for his own purposes in a Competitive Business or for the benefit of any other person or entity engaged in a Competitive Business.

c. Executive shall immediately notify FUEL of any intended or unintended, unauthorized disclosure or use of any Trade Secrets or Confidential Information by Executive or any other person or entity of which Executive becomes aware. Executive shall cooperate fully with FUEL in the procurement of any protection of FUEL’s rights to or in any of the Trade Secrets or Confidential Information.
Executive acknowledges that the above-described Confidential Information and Trade Secrets constitute unique and valuable assets of FUEL, represent a substantial investment of time and expense by FUEL and that any disclosure or other use of such Confidential Information or Trade Secrets other than for the sole benefit of FUEL would be wrongful and would cause irreparable harm to FUEL. During the term of Executive’s employment with FUEL, Executive shall refrain from any acts or omissions that would reduce the value of such Confidential Information or Trade Secrets. The foregoing obligations of confidentiality shall not apply to any knowledge or information that (i) is now or subsequently becomes generally publicly known in the form in which it was obtained from FUEL, other than as a direct or indirect result of the breach of this Agreement by Executive, (ii) is independently made available to Executive in good faith by a third party who has not violated a confidential relationship with FUEL, or (iii) is required to be disclosed by legal process.
6. Ventures. If during the term of Executive’s employment with FUEL, Executive is engaged in or associated with the planning or implementing of any project, program or venture involving FUEL and a third party or parties, all rights in such project, program or venture shall belong to FUEL. Except as approved in writing by the Board of Directors, Executive shall not be entitled to any interest in any such project, program, or venture or to any commission, finder’s fee or other compensation in connection therewith, other than the compensation to be paid to Executive by FUEL as provided herein. Executive shall nave no interest, direct or indirect, in any customer or supplier that conducts business with FUEL, unless such interest has been disclosed in writing to and approved by the Board of Directors before such customer or supplier seeks to do business with FUEL.
7. Intellectual Property Rights. Executive agrees that any and all work product, property, data, documentation, concepts, plans, techniques, inventions, improvements, discoveries, formulas, processes, copyrightable material, know-how and trade secret information relating to the Business of FUEL which have been invented, discovered, conceived, developed, created or learned by Executive in connection with (i) the performance of his services hereunder or (ii) the use of FUEL’s resources (collectively, “Work Product”) will be at once fully disclosed by Executive to FUEL, shall be deemed to be “work made for hire” (as defined in the Copyright Act, 17 U.S.C.A. § 101 et seq., as amended) and will be the sole and absolute property of FUEL. Executive hereby unconditionally and irrevocably transfers and assigns to FUEL all rights, title and interest Executive currently has or in the future may have, by operation of law or otherwise, in or to any Work Product, including, without limitation, all patents, copyrights, trademarks, service marks and other intellectual property rights. Executive agrees to execute and deliver to FUEL any transfers, assignments, documents or other instruments which FUEL may deem necessary or appropriate to vest complete title and ownership of any Work Product, and all rights therein, exclusively in FUEL.

8. Covenant Not to Compete. The parties recognize that Executive will be entrusted with all aspects of the Business of FUEL in his role as Chief Executive Officer, and that the following restrictions are reasonable based upon the extensive trust placed in Executive in his position with FUEL. During the Non-competition Period, Executive shall not, in exchange for any financial consideration or benefit, directly or indirectly, by or for himself or through others as his affiliates or agents:
a. Own, manage, operate, or control;
b. Participate in the ownership, management, operation or control of; or
c. Be engaged, for compensation or otherwise, as a director, officer, partner, or consultant for, or be employed in a managerial capacity by any Competitive Business; provided that Executive may own up to one percent (1%) of any Person whose shares are listed on a national stock exchange or traded in the over-the-counter market.
The geographical area in which the foregoing prohibition shall apply shall be limited to that area which is within a 200 mile radius of FUEL’s facilities in Mitchell County, Georgia (the “ Restricted Territory”).
The provisions of the Covenant Not to Compete shall not apply to the Executive if FUEL terminates this contract without Cause pursuant to paragraph 2(a).
9. Covenant Not To Solicit. Executive further agrees during the Non-competition Period that he shall not, directly or indirectly, either for himself or any other person, firm or corporation, without FUEL’s prior written consent:
a. solicit, recruit, raid, entice, induce or contact any person or entity that is an employee or that has a contractual or business relationship with, or is employed by, FUEL (a “Restricted Person”) to provide similar services or enter into similar arrangements with any Competitive Business in the Restricted Territory or solicit, entice, divert, appropriate, contact or request any Restricted Person to curtail or cancel its business with FUEL; or
b. solicit, recruit or attempt to solicit or hire away any employee, consultant, contractor or other personnel of FUEL or solicit or induce any such Person to terminate or otherwise diminish in any respect his, her or its relationship with FUEL or employ, engage or seek to employ or engage any Person who within the twelve (12) months prior to such employment or engagement had been an employee of FUEL.

10. Enforcement. The necessity of protection against competition from Executive and the nature and scope of such protection has been carefully considered by the parties hereto. The parties agree and acknowledge that the duration, scope and geographic areas applicable to the covenants not to compete and not to solicit described in this Agreement are fair, reasonable and necessary, that adequate compensation (in the form of Executive’s continued employment by FUEL under the terms of this Agreement) has been received by Executive for such obligations, and that these obligations (including specifically the obligations of Executive under Sections 8 and 9 of this Agreement, which the parties expressly agree survive the termination of this Agreement) do not prevent Executive from earning a livelihood. If, however, any court determines that any of the restrictions imposed on Executive under this Agreement are not completely enforceable because they are not reasonable, the parties hereby give the court the right and power to interpret, alter, amend or modify any or all of the terms contained herein to include as much of the scope, time period and geographic area as will render such restrictions reasonable and enforceable.
Executive agrees that in the event of a breach or violation or attempted breach or violation of any or all of the Sections 8 and 9 above, said provisions will cause irreparable harm to FUEL and for that reason Executive further agrees that FUEL shall be entitled as a matter of right, to both temporary and permanent injunctive relief from any court of competent jurisdiction, restraining further violation of such covenants by the Executive, his employer, employees, partners, or agents. Executive further agrees to pay FUEL’s reasonable costs and expenses, including reasonable attorney fees, if FUEL brings an action and substantially prevails for breach of this Agreement by Executive. FUEL agrees to pay Executive’s reasonable costs and expenses, including reasonable attorney fees, if FUEL brings an action for breach of this Agreement by Executive, and Executive substantially prevails.
11. Acknowledgments. Executive hereby acknowledges and agrees that during the Term (i) Executive will frequently be exposed to certain Trade Secrets and Confidential Information; (ii) Executive’s responsibilities on behalf of FUEL will extend throughout the United States (and to all geographical areas of the Restricted Territory); (iii) Executive may, either personally or through FUEL employees, be overseeing, developing, acquiring and negotiating on behalf of FUEL for expansion of FUEL’s business and facilities and will have knowledge of all such additions and expansions of FUEL’s facilities; (iv) Executive will, either personally or through FUEL employees, have responsibility in recruiting and retaining employees and Restricted Persons on behalf of FUEL, which will generate goodwill for FUEL with respect to such employees and Restricted Persons; and (v) any breach of Section 5, 6 or 7 on Executive’s part, or any breach of Section 8 or 9 on Executive’s part in the Restricted Territory for a reasonable period thereafter, would necessarily involve Executive’s use of FUEL’s Trade Secrets and Confidential Information and would unfairly threaten FUEL’s legitimate business interests, including its substantial investment in the proprietary aspects of its business and its associated goodwill. Moreover, Executive acknowledges that, in the event of the termination of this Agreement, Executive would have sufficient skills to find alternative, commensurate work in his field of expertise that would not involve a violation of any of the provisions of Section 8 or 9. Therefore, Executive acknowledges and agrees that the covenants set forth in Sections 5 through 9 are necessary to protect FUEL’s legitimate business interests and are reasonable in their scope, duration and geographic breadth in light of FUEL’s need to protect such interests.

12. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to agreements made and to be performed in this State, without regard to its conflict of laws provisions. Company and Employee hereby consent to the exclusive personal jurisdiction of the Superior Court of Mitchell County, Georgia in any action concerning the validity of this agreement or seeking to enforce any provision of this agreement. The parties further agree that venue in Mitchell County, Georgia shall be proper as to any such action and shall be exclusive.
13. Counterparts. This Agreement may be executed in one or more counterparts, all of which, taken together, shall be deemed one and the same Agreement.
14. Further Acts. The parties hereto agree to perform such other acts that may be required to carry out the terms of this Agreement.
15. Notices. Any and all notices, designations, offers, acceptances, or any other communication provided for herein shall be given in writing by registered or certified mail, postage prepaid, which shall be addressed, in the case of Executive, to his last known address on the payroll records of FUEL, and, in the case of FUEL to:
First United Ethanol, LLC
Post Office Box 386
Camilla, Georgia 31730
16. Binding Effect. This Agreement shall be binding upon the heirs, successors, legal representatives and assigns of the parties hereto, all of whom, regardless of the number of intervening transfers, shall be bound in the same manner as the parties hereto.
17. Assignment; Benefit. This Agreement shall not be assigned by any party hereto except upon the written consent of the other party, except as to any assignment of this Agreement by FUEL to a successor of FUEL which conducts FUEL’s ethanol production and management business activities, for which the consent of the Executive shall not be required. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.
18. Legal Fees. In the event either party to this Agreement sues the other party alleging a violation of any term of this Agreement, the prevailing party shall be entitled to reimbursement from the non-prevailing party of the actual attorneys’ fees and costs incurred in such suit.

19. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendered invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or unenforceability of any of the terms of this Agreement in any other jurisdiction.
20. Captions. The captions herein are inserted for the convenience of reference only and shall be ignored in the construction or interpretation hereof.
21. Entire Agreement. This Agreement, together with the exhibits attached hereto, if any, contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations and warranties relating to the subject matter of this Agreement that are not set forth herein.
22. Amendment. This Agreement sets forth the entire understanding of the parties and may not be amended, altered or modified except by written agreement between the parties.
23. Waiver. Any waiver of any of the terms and/or conditions of this Agreement by any party shall not be construed to be a general waiver of such terms and/or conditions, with or without notice to the other parties.
24. Receipt and Understanding. By signing this Agreement, Executive acknowledges that Executive has read all of this Agreement, has asked whatever questions he deems appropriate, understands this Agreement in full and has received a copy of this Agreement.
IN WITNESS WHEREOF, each party hereto has executed this Agreement effective as of the date first above written.

FIRST UNITED ETHANOL, LLC:		EXECUTIVE:

By:	/s/ Thomas H. Dollar, II	/s/ Murray L. Campbell

	THOMAS H. DOLLAR, II	MURRAY L. CAMPBELL
Chairman, Board of Directors

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